     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 23, 1997

                                                REGISTRATION NO. 333-___________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                          THE SHERWIN-WILLIAMS COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             Ohio                                        34-0526850
----------------------------------------           ---------------------
  (STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NO.)

101 Prospect Avenue, N.W., Cleveland, Ohio                   44115
------------------------------------------           -------------------
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                  THE SHERWIN-WILLIAMS COMPANY 1997 STOCK PLAN
                  --------------------------------------------
                            FOR NONEMPLOYEE DIRECTORS
                            -------------------------
                            (FULL TITLE OF THE PLAN)

                              ---------------------

                                  L.E. STELLATO
                  Vice President, General Counsel and Secretary
                          THE SHERWIN-WILLIAMS COMPANY
                           101 Prospect Avenue, N.W.
                              Cleveland, Ohio 44115
                                 (216) 566-2000

                   (NAME AND ADDRESS, INCLUDING ZIP CODE, AND
          TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

=======================  =======================  ======================  =======================  ======================
                                                     Proposed Maximum        Proposed Maximum
  Title of Securities         Amount to be          Offering Price per      Aggregate Offering           Amount of
   to be Registered           Registered *               Share **                Price **             Registration Fee
-----------------------  -----------------------  ----------------------  -----------------------  ----------------------
     Common Stock
    Par Value $1.00              400,000 shares           $26.6875               $10,675,000              $3,234.85
=======================  =======================  ======================  =======================  ======================

* In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares as may be issuable as a result of the anti-dilution provisions of the employee benefit plan described herein.

** In accordance with Rule 457 under the Securities Act of 1933, this figure is based on the average of the high and low prices of Common Stock reported on the New York Stock Exchange on April 16, 1997 and is used solely for the purpose of determining the Registration Fee.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (2) The Company's Current Reports on Form 8-K dated January 7, 1997 and January 29, 1997;

         (3) The description of the Company's Common Stock included in the Company's Registration Statement on Form S-8 filed with the Commission on April 28, 1989 under Section 12 of the Securities Exchange Act of 1934 and any other subsequent amendment or report filed for the purpose of updating such description; and

         (4) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of any original issuance securities being registered pursuant to this Registration Statement has been passed upon by L.E. Stellato, Vice President, General Counsel and Secretary of the Company. At December 31, 1996, Mr. Stellato beneficially owned 17,273 shares of

Common Stock of the Company and held options to purchase an additional 39,800 shares of Common Stock of which 34,466 were exercisable within 60 days of such date.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article IV of the Company's Code of Regulations, as amended April 27, 1988 ("Regulations"), filed as Exhibit 4(b) to Post-Effective Amendment No. 1 to Form S-8 Registration Statement Number 2-91401, dated April 29, 1988, is incorporated herein by reference.

         Reference is made to Section 1701.13(E) of the Ohio Revised Code relating to the indemnification of directors and officers of an Ohio corporation and to Sections 1 and 2 of Article IV of the Regulations.

         The Ohio Revised Code and Section 1 of Article IV of the Regulations provide that the Company will indemnify its directors, officers, employees and agents against amounts which may be incurred in connection with certain actions, suits or proceedings under the circumstances as set out in Sections 1(a) and 1(b) of Article IV of the Regulations. However, the Ohio Revised Code and
Section 1 of Article IV of the Regulations limit indemnification in respect of certain claims, issues or matters as to which such party is adjudged to be liable for negligence or misconduct in performance of his duty to the Company and also in actions in which the only liability asserted against a director is for certain statutory violations. The Ohio Revised Code and Section 1 of Article IV of the Regulations also provide that general indemnification provisions as found in Sections 1(a) and 1(b) of Article IV of the Regulations do not limit the remaining provisions of Article IV of the Regulations.

         In addition, the Ohio Revised Code and Section 1(e) of Article IV of the Regulations provide that the Company may pay certain expenses in advance of the final disposition of an action if the person receiving the advance undertakes to repay the advance if it is ultimately determined that the person receiving the advance is not entitled to indemnification. Also, with certain limited exceptions, expenses incurred by a director in defending an action must be paid by the Company as they are incurred in advance of the final disposition if the director agrees (i) to repay such advances if it is proved by clear and convincing evidence that the director's action or failure to act involved an act or omission undertaken with reckless disregard for the Company's interests and
(ii) to reasonably cooperate with the Company concerning the action.

         The Company may from time to time maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against such director or officer in any such capacity, subject to certain exclusions. The Company also has entered into indemnification agreements with its directors and certain of its officers providing protection as permitted by law.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

         An Exhibit Index appears on page II-7 of this Registration Statement, which information is incorporated herein by reference.

ITEM 9.           UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, and State of Ohio, on the 23rd day of April, 1997.

                                  THE SHERWIN-WILLIAMS COMPANY

                                  By:   /s/ L.E. Stellato
                                        ----------------------------
                                        L.E. Stellato, Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Officers and Directors of The Sherwin-Williams Company:

*J.G. BREEN                         Chairman of the Board and Chief
-----------------------             Executive Officer, Director (Principal
 J.G. BREEN                         Executive Officer)

*T.A. COMMES                        President and Chief Operating
-----------------------             Officer, Director
 T.A. COMMES

*L.J. PITORAK                       Senior Vice President-Finance,
-----------------------             Treasurer and Chief Financial
 L.J. PITORAK                       Officer (Principal Financial Officer)

*J.L. AULT                          Vice President-Corporate Controller
-----------------------             (Pricipal Accounting Officer)
 J.L. AULT

*J.M. BIGGAR                        Director
-----------------------
 J.M. BIGGAR

*D.E. COLLINS                                Director
-----------------------
 D.E. COLLINS


*D.E. EVANS                                  Director
-----------------------
 D.E. EVANS


*R.W. MAHONEY                                Director
-----------------------
 R.W. MAHONEY


*W.G. MITCHELL                               Director
-----------------------
 W.G. MITCHELL


*A.M. MIXON, III                             Director
-----------------------
 A.M. MIXON, III


*C.E. MOLL                                   Director
-----------------------
 C.E. MOLL


*H.O. PETRAUSKAS                             Director
-----------------------
 H.O. PETRAUSKAS


*R.K. SMUCKER                                Director
-----------------------
 R.K. SMUCKER

         *The undersigned, by signing his name hereto, does sign and execute this Registration Statement on behalf of the designated Officers and Directors of The Sherwin-Williams Company pursuant to Powers of Attorney executed on behalf of each of such Officers and Directors which are filed as an Exhibit hereto.

By:      /s/  L.E. Stellato                                April 23, 1997
         ----------------------------------------
         L.E. STELLATO, Attorney-in-fact

                                  EXHIBIT INDEX
                                  -------------

EXHIBIT NO.                         EXHIBIT DESCRIPTION
-----------                         -------------------

4(a) Amended Articles of Incorporation of the Company, as amended April 28, 1993, filed as Exhibit 4(a) to Form S-8 Registration Statement 33-52227, dated February 10, 1994, and incorporated herein by reference.

4(b) Regulations of the Company, as amended, dated April 27, 1988, filed as Exhibit 4(b) to Post-Effective Amendment No. 1 to Form S-8 Registration Statement Number 2-91401, dated April 29, 1988, and incorporated herein by reference.

4(c) Rights Agreement between the Company and Ameritrust Company National Association, dated January 25, 1989, filed as Exhibit 2.1 to Form 8-A, dated January 26, 1989, and incorporated herein by reference.

5                     Opinion of Counsel dated April 23, 1997 (filed herewith).

23(a)(i) Consent of Ernst & Young LLP, Independent Auditors (filed herewith).

23(a)(ii)             Consent of Deloitte & Touche LLP, Independent Auditors
                      (filed herewith).

23(b) Consent of L.E. Stellato (set forth in his opinion filed herewith as Exhibit 5).

24                    Powers of Attorney (filed herewith).